Exhibit No. 21

                      HARDING LAWSON ASSOCIATES GROUP, INC.
                         SUBSIDIARIES OF THE REGISTRANT

                                                 State or Country
       Name                                      of Incorporation            Doing Business Under

Harding Lawson Associates, Inc.                    Delaware              Harding Lawson Associates, Inc.

HLA Environmental Services                         Delaware              Harding Lawson Associates
of Michigan, Inc.  (wholly owned
subsidiary of Harding Lawson Associates, Inc.)

Regional Engineers, Planners                       Florida               Regional Engineers, Planners
& Surveyors, Inc.  (wholly owned                                         & Surveyors, Inc.
subsidiary of Harding Lawson Associates, Inc.)

Harding Lawson Associates                          Delaware              Harding Lawson Associates
International, Inc.                                                      International, Inc.

Harding Lawson Australia, Pty. Ltd.                New South Wales,      Harding Lawson Australia, Pty.
(wholly owned subsidiary of                        Australia             Ltd.
  Harding Lawson Associates
  International, Inc.)

HLA-Envirosciences Pty Limited                     New South Wales,      HLA-Envirosciences Pty Limited
(majority owned subsidiary of                      Australia
  Harding Lawson Australia, Pty. Ltd.)

Harding Lawson de Mexico S.A. de C.V.              City of Mexico        Harding Lawson de Mexico S.A.
(wholly owned subsidiary of                        Federal District      de C.V.
  Harding Lawson Associates
  International, Inc.)

Grupo Industrial de Ingenieria Ecologica III,      City of Mexico        GRIECO
HLA & Iconsa S.A. de C.V.                          Federal District
(majority owned subsidiary of
  Harding Lawson de Mexico S.A. de C.V.)

Harding Lawson Singapore Pte Ltd                   Singapore             Dormant
(wholly owned subsidiary of
  Harding Lawson Associates
  International, Inc.)

PT. Harding Lawson Indonesia                       Jakarta               Dormant
(wholly owned subsidiary of
  Harding Lawson Associates
  International, Inc.)

Harding Lawson Associates Sakhalin, LLC            Washington            Harding Lawson Associates Sakhalin, LLC
(wholly owned subsidiary of
  Harding Lawson Associates
  International, Inc.)

HLA Venture, Inc.                                  Delaware              HLA Venture, Inc.

Standards Training Corporation, LLC                Ohio                  Dormant
(HLA Venture, Inc. has a 50% ownership
  interest in LLC)